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Exhibit 99.1

1700 Pacific Avenue, Suite 2000 • Dallas, Texas 75201
Telephone 214-765-1400 • Facsimile 214-765-1414

CONSENT OF SAMCO CAPITAL MARKETS, INC.

        We hereby consent to the inclusion of our opinion letter to the Board of Directors of First Associations Bank (the "Bank") as an Appendix to the Proxy Statement/Prospectus that relates to the proposed acquisition of the Bank by Pacific Premier Bancorp, Inc. ("Pacific Premier") contained in the Registration Statement on Form S-4 ("Registration Statement") as filed by Pacific Premier with the Securities and Exchange Commission ("SEC"), and to the references to our firm and such opinion in such Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "Act"), or the rules and regulations of the SEC thereunder (the "Regulations"), nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Act or the Regulations.

/s/ SAMCO Capital Markets, Inc.

SAMCO Capital Markets, Inc.
November 9, 2012

Member FINRA-SIPC

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  Exhibit 99.1
CONSENT OF SAMCO CAPITAL MARKETS, INC.